Exhibit 21.1

DEL FRISCO’S RESTAURANT GROUP, INC.
List of Subsidiaries

Name of Subsidiary	State of Incorporation or Formation
California Sullivan's, Inc.	California
CBG Delaware, Inc.	Delaware
Center Cut Hospitality, Inc.	Delaware
Center Cut Marketing, LLC	Indiana
CWA Delaware, Inc.	Delaware
Del Frisco - Dallas, L.P.	Texas
Del Frisco - Fort Worth, L.P.	Texas
Del Frisco's Grille of Arkansas, LLC	Arkansas
Del Frisco's Grille of Atlanta, LLC	Delaware
Del Frisco's Grille of California, Inc.	Delaware
Del Frisco's Grille of Colorado, LLC	Delaware
Del Frisco's Grille of Connecticut, LLC	Connecticut
Del Frisco's Grille of Florida, LLC	Florida
Del Frisco's Grille of Maryland, LLC	Delaware
Del Frisco's Grille of Massachusetts, LLC	Delaware
Del Frisco's Grille of New Jersey, LLC	New Jersey
Del Frisco's Grille of New York, LLC	New York
Del Frisco's Grille of Pasadena, LLC	California
Del Frisco's Grille of Pennsylvania, LLC	Pennsylvania
Del Frisco's Grille of Tennessee, LLC	Tennessee
Del Frisco's Grille of Texas, LLC	Delaware
Del Frisco's Grille of Washington DC, LLC	Delaware
Del Frisco's of Arizona, Inc.	Arizona
Del Frisco's of Boston, LLC	Massachusetts
Del Frisco's of California, LLC	California
Del Frisco's of Chicago, LLC	Delaware
Del Frisco's of Colorado, Inc.	Colorado
Del Frisco's of Florida, LLC	Florida
Del Frisco's of Georgia, LLC	Georgia
Del Frisco's of Nevada, Inc.	Nevada
Del Frisco's of New York, LLC	New York
Del Frisco's of North Carolina, Inc.	North Carolina
Del Frisco's of Philadelphia, Inc.	Pennsylvania
Del Frisco's of Texas, LLC	Texas
Del Frisco's of Washington D.C., LLC	Delaware
DF Beverage Corp.	Texas
DFRG Beverage Corporation	Texas
DFRG FEED Employee Support Fund [501(c)(3)]	Texas
DFRG Management, LLC	Delaware
Lone Star Finance, LLC	Delaware

Louisiana Steakhouse, Inc.	Louisiana
North Philadelphia Sullivan's, Inc.	Pennsylvania
Prime Restaurant Concepts, Inc.	Delaware
Romo Holding, LLC	Delaware
Steak Concepts Delaware, Inc.	Delaware
Sullivan's - Austin, L.P.	Texas
Sullivan's Franchise Corporation	Delaware
Sullivan's of Alaska, Inc.	Alaska
Sullivan's of Arizona, Inc.	Arizona
Sullivan's of Baltimore, Inc.	Maryland
Sullivan's of Delaware, Inc.	Delaware
Sullivan's of Illinois, Inc.	Illinois
Sullivan's of Indiana, Inc.	Indiana
Sullivan's of Kansas, Inc.	Kansas
Sullivan's of North Carolina, Inc.	North Carolina
Sullivan's of Texas, LLC	Texas
Sullivan's of Washington, LLC	Washington
Sullivan's Restaurants of Nebraska, Inc.	Nebraska
Travis Beverage Corporation	Texas
Westheimer Beverage Corporation	Texas